UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIBERTY MEDIA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	20-4412793
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

12300 LIBERTY BOULEVARD
ENGLEWOOD, COLORADO 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-132452

       (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Series A Liberty Interactive Common Stock, par value $0.01	Nasdaq National Market
Series B Liberty Interactive Common Stock, par value $0.01	Nasdaq National Market
Series A Liberty Capital Common Stock, par value $0.01	Nasdaq National Market
Series B Liberty Capital Common Stock, par value $0.01	Nasdaq National Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Series A Liberty Interactive common stock, par value $.01 per share (the “Series A Liberty Interactive Common Stock”), the Series B Liberty Interactive common stock, par value $.01 per share (the “Series B Liberty Interactive Common Stock,” and together with the Series A Liberty Interactive Common Stock, the “Liberty Interactive Common Stock”), the Series A Liberty Capital common stock, par value $.01 per share (the “Series A Liberty Capital Common Stock”), and the Series B Liberty Capital common stock, par value $.01 per share (the “Series B Liberty Capital Common Stock” and together with the Series A Liberty Capital Common Stock, the “Liberty Capital Common Stock”), of Liberty Media Corporation (the “Registrant”).

Reference is made to the Registration Statement on Form S-4 of the Registrant, Amendment No. 2 to which was filed with, and which Registration Statement was declared effective by, the Securities and Exchange Commission on April 7, 2006 (Reg. No. 333-132452) (the “S-4 Registration Statement”). The S-4 Registration Statement relates to, among other things, the creation and issuance of the Liberty Interactive Common Stock and Liberty Capital Common Stock. The Registrant has applied to list the Series A Liberty Interactive Common Stock and the Series B Liberty Interactive Common Stock on the Nasdaq National Market under the symbols “LINTA” and “LINTB,” respectively. The Registrant has applied to list the Series A Liberty Capital Common Stock and the Series B Liberty Capital Common Stock on the Nasdaq National Market under the symbols “LCAPA” and “LCAPB,” respectively.

For a description of the Liberty Interactive Common Stock and the Liberty Capital Common Stock, please see the information set forth under the caption “The Restructuring Proposals- Description of the Liberty Interactive Common Stock and the Liberty Capital Common Stock” in the proxy statement/prospectus forming a part of the S-4 Registration Statement, which information is incorporated by reference herein and made a part of this Registration Statement on Form 8-A. For convenience of reference, a copy of such information is filed as Annex A hereto.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A (in addition to Annex A attached hereto):

1.                                       Restated Certificate of Incorporation of Registrant*

2.                                       Bylaws of Registrant*

3.                                       Specimen certificate for shares of the Registrant’s Series A Liberty Interactive common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to the S-4 Registration Statement).

4.                                       Specimen certificate for shares of the Registrant’s Series B Liberty Interactive common stock, par value $.01 per share (incorporated by reference to Exhibit 4.2 to the S-4 Registration Statement).

5.                                       Specimen certificate for shares of the Registrant’s Series A Liberty Capital common stock, par value $.01 per share (incorporated by reference to Exhibit 4.3 to the S-4 Registration Statement).

6.                                       Specimen certificate for shares of the Registrant’s Series B Liberty Capital common stock, par value $.01 per share (incorporated by reference to Exhibit 4.4 to the S-4 Registration Statement).

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Liberty Media Corporation

Date:	May 9, 2006	By:	/s/ Charles Y. Tanabe
		Name:	Charles Y. Tanabe
		Title:	Senior Vice President, General Counsel and
Secretary

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ANNEX A

Description of the Liberty Interactive Common Stock and the Liberty Capital Common Stock

The following is a summary of the Liberty Interactive common stock and the Liberty Capital common stock and reflects the terms of New Liberty’s amended charter. This summary may not contain all the information that is important to you. It is qualified in its entirety by reference to the form of New Liberty’s amended charter included as Annex C, which is incorporated herein by reference.

General

Our current restated certificate of incorporation (which we call our “current charter”) authorizes us to issue four billion four hundred fifty million (4,450,000,000) shares, consisting of four billion (4,000,000,000) shares of Series A common stock, par value $.01 per share (our “existing Series A common stock”), four hundred million (400,000,000) shares of Series B common stock, par value $.01 per share (our “existing Series B Common stock”), and fifty million (50,000,000) shares of preferred stock, par value $.01 per share (our “preferred stock”). As of February 28, 2006, we had approximately 2,682,435,330 shares of Series A common stock, 121,062,825 shares of Series B common stock and no shares of preferred stock issued and outstanding

If the restructuring is completed, all of our existing common stock will be exchanged for shares of Liberty Capital common stock and Liberty Interactive common stock, the terms of which will be defined by New Liberty’s amended charter. Under New Liberty’s amended charter, New Liberty’s authorized capital stock will be as follows:

• four billion three hundred fifty million (4,350,000,000) authorized shares of common stock, consisting of:

• four hundred million (400,000,000) shares of Liberty Capital Series A common stock,

• twenty-five million (25,000,000) shares of Liberty Capital Series B common stock,

• three hundred million (300,000,000) shares of Liberty Capital Series C common stock,

• two billion (2,000,000,000) shares of Liberty Interactive Series A common stock,

• one hundred and twenty-five million (125,000,000) shares of Liberty Interactive Series B common stock,

• one billion five hundred million (1,500,000,000) shares of Liberty Interactive Series C common stock, and

• fifty million (50,000,000) authorized shares of preferred stock, which the board will be authorized to issue in series that it designates.

New Liberty’s amended charter defines the assets and liabilities to be attributed to each of the Capital Group and the Interactive Group, as follows:

“Interactive Group” means:

• our direct and indirect interests in QVC (including any successor to all or substantially all of the assets of QVC), Provide Commerce (including any successor to all or substantially all of the assets of Provide Commerce), Expedia (including any successor to all or substantially all of the assets of Expedia) and IAC (including any successor to all or substantially all of the assets of IAC) and their respective assets, liabilities and businesses at the effective time of the restructuring;

• any other of our assets, liabilities and businesses attributed to the Interactive Group at the effective time of the restructuring;

• all assets, liabilities and businesses acquired by us or any of our subsidiaries for the account of, or contributed, allocated or otherwise transferred to the Interactive Group, as determined by the board of directors;

• the proceeds of any sale, transfer, exchange, assignment or other disposition of any of the foregoing; and

• any inter-group interest (as defined below) in the Capital Group at any time attributed to the Interactive Group.

“Capital Group” means:

• our direct and indirect interests at the effective time of the restructuring in all of the businesses in which we are or have been engaged, directly or indirectly, and in the respective assets and liabilities of us or any of our subsidiaries, other than any businesses, assets or liabilities attributed to the Interactive Group at the effective time of the restructuring;

• all assets, liabilities and businesses acquired by us or any of our subsidiaries for the account of, or contributed, allocated or otherwise transferred to the Capital Group, as determined by the board of directors;

• the proceeds of any sale, transfer, exchange, assignment or other disposition of any of the foregoing; and

• any inter-group interest in the Interactive Group at any time attributed to the Capital Group.

An “inter-group interest” means, as of any date, an undivided quasi-equity interest in one group held by the other group. Inter-group interests are not represented by outstanding shares of common stock, however they are generally stated in terms of a notional number of shares issuable of the group in which the inter-group interest is being created. The number of shares issuable is generally determined by dividing the aggregate dollar value of the funds contributed, or the aggregate fair market value of the assets allocated, to the other group by the market price of the common stock of the group in which the inter-group interest is being created. More specifically, the “Number of Shares Issuable With Respect to the Interactive Group Inter-Group Interest” is the notional number of shares of Liberty Interactive common stock in which the inter-group interest of the Capital Group in the Interactive Group will be stated, as of any date, and the “Number of Shares Issuable With Respect to the Capital Group Inter-Group Interest” is the notional number of shares of Liberty Capital common stock in which the inter-group interest of the Interactive Group in the Capital Group will be stated, as of any date. Initially, neither group will have an inter-group interest in the other group.

Inter-group interests are created in the discretion of the board of directors for specific transactions, such as when funds of one group are used to effect an acquisition of assets or businesses to be attributed to the other group. Inter-group interests once created may be increased or decreased for subsequent events. For instance, if the Interactive Group holds an inter-group interest in the Capital Group at the time funds or assets are contributed by the Capital Group to the Interactive Group, the board of directors may choose to reduce the Interactive Group’s inter-group interest in the Capital Group rather than create an inter-group interest in the Interactive Group in favor of the Capital Group. Such a reduction would take the form of a reduction in the Number of Shares of Issuable With Respect to the Capital Group Inter-Group Interest. The board may also forego creating or adjusting an inter-group interest by accounting for a transfer of funds or assets or a similar transaction as a short-term loan or long-term loan. See “The Restructuring Proposals—Management and Allocation Polices.” Throughout the following discussion of New Liberty’s amended charter, we describe other circumstances in which inter-group interests may be created, increased or decreased.

New Liberty may from time to time, by action of its board of directors:

• offer shares of Liberty Capital common stock or Liberty Interactive common stock for cash in one or more public offerings;

• issue shares of Liberty Capital common stock or Liberty Interactive common stock as consideration for acquisitions or investments;

• issue shares of Liberty Capital common stock or Liberty Interactive common stock to its employees pursuant to its stock-based compensation plans or otherwise as compensation; or

• issue shares of Liberty Capital common stock or Liberty Interactive common stock for any other proper corporate purpose.

As long as sufficient authorized shares are available, the timing, sequence, size and terms of such transactions would be determined by New Liberty’s board of directors, without further approval of the stockholders, unless deemed advisable by New Liberty’s board of directors in its sole discretion or required by applicable law, regulation or stock exchange requirements.

Board of Directors

Any determination made by New Liberty’s board of directors under any provision of New Liberty’s amended charter will be final and binding on all of New Liberty’s stockholders, except as may otherwise be required by law. References to actions or determinations to be taken or made by New Liberty’s board of directors under New Liberty’s amended charter will include actions or determinations made by any committee of the board that has been authorized by the board to act on such matters, including the executive committee of the board.

Voting Rights

Currently, holders of Old Liberty Series A common stock have one vote per share and holders of Old Liberty Series B common stock have 10 votes per share on all matters submitted to a vote of stockholders. Holders of Old Liberty Series A common stock and holders of Old Liberty Series B common stock vote together as one class on all matters as to which common stockholders generally are entitled to vote, except as otherwise required by Delaware law.

Once the restructuring is completed, holders of Liberty Capital Series A common stock, Liberty Capital Series B common stock, Liberty Interactive Series A common stock and Liberty Interactive Series B common stock will vote together as one class on all matters as to which common stockholders generally are entitled to vote, unless a separate class vote is required by New Liberty’s amended charter (as described below) or Delaware law.

On all matters submitted to a vote of New Liberty’s stockholders:

• each outstanding share of Liberty Capital Series A common stock entitles the holder to one vote per share, and each outstanding share of Liberty Interactive Series A common stock entitles the holder to one vote per share; and

• each outstanding share of Liberty Capital Series B common stock entitles the holder to 10 votes per share, and each outstanding share of Liberty Interactive Series B common stock entitles the holder to 10 votes per share.

Holders of Liberty Capital Series C common stock and Liberty Interactive Series C common stock will not be entitled to vote on any matter, except as required by Delaware law, in which case, each share of Liberty Capital Series C common stock and each share of Liberty Interactive Series C common stock entitles the respective holder to 1/100th of a vote per share.

New Liberty’s amended charter provides for a separate class vote under the following circumstances:

• in connection with a disposition of all or substantially all of the Capital Group’s assets when New Liberty’s board of directors determines to seek the approval of holders of Liberty Capital Series A common stock and holders of Liberty Capital Series B common stock, voting together as a separate class, to classify the disposition as exempt from the mandatory dividend, redemption or conversion provisions otherwise applicable to the Liberty Capital common stock as a result of such disposition; and

• in connection with a disposition of all or substantially all of the Interactive Group’s assets when New Liberty’s board of directors determines to seek the approval of holders of Liberty Interactive Series A common stock and holders of Liberty Interactive Series B common stock, voting together as a separate class, to classify the disposition as exempt from the mandatory dividend, redemption or conversion provisions otherwise applicable to the Liberty Interactive common stock as a result of such disposition.

The foregoing separate class voting rights are in addition to any vote of all of New Liberty’s stockholders that may be required by New Liberty’s amended charter or Delaware law. For more information regarding these class voting rights, see “—Mandatory Dividend, Redemption or Conversion on Disposition of All or Substantially All of the Assets of a Group—Capital Group Dispositions” and “—Mandatory Dividend, Redemption or Conversion on Disposition of All or Substantially All of the Assets of a Group—International Group Dispositions,” respectively.

Dividends

Available Amounts.   We have never paid cash dividends on our common stock and we currently intend to retain all of our available funds to finance operations, repay our indebtedness and fund future growth. Following the restructuring, we do not expect that New Liberty will pay cash dividends on Liberty Capital common stock or Liberty Interactive common stock for the foreseeable future. Under New Liberty’s amended charter, New Liberty will be permitted to declare and pay cash dividends:

• on Liberty Capital common stock, out of the lesser of New Liberty’s assets legally available for the payment of dividends under Delaware law and the Capital Group Available Dividend Amount (as defined below); and

• on Liberty Interactive common stock, out of New Liberty’s assets legally available for the payment of dividends under Delaware law and the Interactive Group Available Dividend Amount (as defined below).

We cannot assure you whether there will be an available dividend amount for either group.

“Capital Group Available Dividend Amount,” as of any date, means generally: (i) the excess of the total assets of the Capital Group less the total liabilities of the Capital Group as of such date over the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Capital common stock or (ii) in case there is no such excess, an amount equal to the earnings or loss attributable to the Capital Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

“Interactive Group Available Dividend Amount,” as of any date, means generally: (i) the excess of the total assets of the Interactive Group less the total liabilities of the Interactive Group as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Interactive common stock, or (ii) in case there is no such excess, an amount equal to the earnings or loss attributable to the Interactive Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

Inter-Group Dividend Amounts—Capital Group Dividend.   If the Interactive Group holds an inter-group interest in the Capital Group (which means that the Number of Shares Issuable With Respect to the Capital Group Inter-Group Interest is greater than zero) on the record date for any dividend or distribution with respect to the Liberty Capital common stock, then unless the dividend or distribution consists of shares of New Liberty’s common stock, the board of directors will compensate the Interactive Group for its inter-group interest in the Capital Group by causing the Interactive Group to receive (or be attributed (including through the creation of or an increase in an existing inter-group interest)), concurrently with the payment of such dividend on the shares of Liberty Capital common stock, cash, securities and/or other property with a fair value equal to that which the Interactive Group would have received had the Number of Shares Issuable With Respect to the Capital Group Inter-Group Interest been issued and outstanding shares of Liberty Capital common stock on the record date for the dividend or distribution.

If, however, the dividend or distribution consists of Liberty Capital common stock, the board of directors will compensate the Interactive Group by increasing the Number of Shares Issuable With Respect to the Capital Group Inter-Group Interest or making a distribution of shares of Liberty Capital Common Stock to holders of Liberty Interactive common stock.

If the dividend or distribution consists of Liberty Interactive common stock, the board of directors will compensate the Interactive Group by decreasing the Number of Shares Issuable With Respect to Interactive Group Inter-Group Interest thereby decreasing the Capital Group’s inter-group interest in the Interactive Group.

Interactive Group Dividend.   If the Capital Group holds an inter-group interest in the Interactive Group (which means that the Number of Shares Issuable With Respect to the Interactive Group Inter-Group Interest is greater than zero) on the record date for any dividend or distribution with respect to the Liberty Interactive common stock, then unless the dividend or distribution consists of shares of New Liberty’s common stock, the board of directors will compensate the Capital Group for its inter-group interest in the Interactive Group by causing the Capital Group to receive (or be attributed (including through the creation of or an increase in an existing inter-group interest)), concurrently with the payment of such dividend on the shares of Liberty Interactive common stock, cash, securities and/or other property with a fair value equal to that which the Capital Group would have received had the Number of Shares Issuable With Respect to the Interactive Group Inter-Group Interest been issued and outstanding shares of Liberty Interactive common stock on the record date for the dividend or distribution.

If, however, the dividend or distribution consists of Liberty Interactive common stock, the board of directors will compensate the Capital Group by increasing the Number of Shares Issuable With Respect to the Interactive Group Inter-Group Interest or making a distribution of shares of Liberty Interactive common stock to holders of Liberty Capital common stock.

If the dividend or distribution consists of Liberty Capital common stock, the board of directors will compensate the Capital Group by decreasing the Number of Shares Issuable With Respect to the Capital Group Inter-Group Interest thereby decreasing the Interactive Group’s inter-group interest in the Capital Group.

General.   Subject to the foregoing limitations as well as those noted under “—Share Distributions” below (and to any other limitations set forth in any future series of preferred stock or in any agreements binding on us from time to time), New Liberty has the sole discretion and authority to pay dividends on, or refrain from declaring and paying dividends on, its common stock. Notwithstanding the foregoing, if dividends are paid on any series of common stock of either group, then an equal per share dividend will be concurrently paid on each other series of common stock of that group. For example, if New Liberty’s board of directors declared and paid a cash dividend on the Liberty Capital Series B common stock, it would be required to declare and pay a cash dividend in the same per share amount on each outstanding share of Liberty Capital Series A common stock and Liberty Capital Series C common stock. However, it would not be required to declare and pay any dividend on any shares of Liberty Interactive common stock.

Share Distributions

Distributions on Liberty Capital Common Stock.   If at any time, a share distribution is to be paid in Liberty Capital common stock, such share distribution may be declared and paid only as follows (or as described under “—Conversion and Exchange” below with respect to the redemptions and other distributions referred to therein):

• a share distribution consisting of shares of Liberty Capital Series A common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Capital Series A common stock) to holders of Liberty Capital Series A common stock, Liberty Capital Series B common stock and Liberty Capital Series C common stock, on an equal per share basis;

• a share distribution consisting of shares of Liberty Capital Series C common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Capital Series C common stock) to holders of Liberty Capital Series A common stock, Liberty Capital Series B common stock and Liberty Capital Series C common stock, on an equal per share basis;

• a share distribution consisting of shares of Liberty Capital Series A common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Capital Series A common stock) to holders of Liberty Capital Series A common stock, and shares of Liberty Capital Series B common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Capital Series B common stock) to holders of Liberty Capital Series B common stock, and shares of Liberty Capital Series C common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Capital Series C common stock) to holders of Liberty Capital Series C common stock, in each case, on an equal per share basis;

• a share distribution consisting of Liberty Interactive Series A common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Series A common stock) to holders of Liberty Capital Series A common stock, Liberty Capital Series B common stock and Liberty Capital Series C common stock, on an equal per share basis, provided that no such distribution will be declared and paid in excess of the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, which means that a share distribution consisting of Liberty Interactive Series A common stock may only be paid on Liberty Capital common stock to the extent of the Capital Group’s inter-group interest in the Interactive Group;

• a share distribution consisting of Liberty Interactive Series C common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Series C common stock) to holders of Liberty Capital Series A common stock, Liberty Capital Series B common stock and Liberty Capital Series C common stock, on an equal per share basis, provided that no such distribution will be declared and paid in excess of the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, which means that a share distribution consisting of Liberty Interactive Series C common stock may only be paid on Liberty Capital common stock to the extent of the Capital Group’s inter-group interest in the Interactive Group;

• a share distribution consisting of shares of Liberty Interactive Series A common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Series A common stock) to holders of Liberty Capital Series A common stock, and shares of Liberty Interactive Series B common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Series B common stock) to holders of Liberty Capital Series B common stock, and shares of Liberty Interactive Series C common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Series C common stock) to holders of Liberty Capital Series C common stock, in each case, on an equal per share basis, provided that no such distribution will be declared and paid in excess of the Number of Shares Issuable with Respect to the Interactive Group Inter-Group Interest, which means that a share distribution consisting of Liberty Interactive Series A, Series B and Series C common stock may only be paid on Liberty Capital common stock to the extent of the Capital Group’s inter-group interest in the Interactive Group; or

• a share distribution consisting of any class or series of New Liberty’s securities or the securities of any other person other than as described in the preceding bullet points, on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of each series of Liberty Capital common stock, (ii) separate classes or series of securities, on an equal per share basis, to the holders of the respective series of Liberty Capital common stock or (iii) a separate class or series of securities to the holders of one or more series of Liberty Capital common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Capital Common stock, subject to certain limitations.

New Liberty will not subdivide, consolidate or reclassify any series of Liberty Capital common stock without subdividing, consolidating or reclassifying each other outstanding series of Liberty Capital common stock on an equal per share basis.

Distributions on Liberty Interactive Common Stock.   If at any time a share distribution is to be made with respect to Liberty Interactive common stock, such share distribution may be declared and paid only as follows (or as described under “—Conversion and Exchange” below with respect to the redemptions and other distributions referred to therein):

• a share distribution consisting of shares of Liberty Interactive Series A common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Series A common stock) to holders of Liberty Interactive Series A common stock, Liberty Interactive Series B common stock and Liberty Interactive Series C common stock, on an equal per share basis;

• a share distribution consisting of shares of Liberty Interactive Series C common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Series C common stock) to holders of Liberty Interactive Series A common stock, Liberty Interactive Series B common stock and Liberty Interactive Series C common stock, on an equal per share basis;

• a share distribution consisting of shares of Liberty Interactive Series A common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Series A common stock) to holders of Liberty Interactive Series A common stock, and shares of Liberty Interactive Series B common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Series B common stock) to holders of Liberty Interactive Series B common stock, and shares of Liberty Interactive Series C common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Interactive Series C common stock) to holders of Liberty Interactive Series C common stock, in each case, on an equal per share basis;

• a share distribution consisting of Liberty Capital Series A common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Capital Series A common stock) to holders of Liberty Interactive Series A common stock, Liberty Interactive Series B common stock and Liberty Interactive Series C common stock, on an equal per share basis, provided that no such distribution will be declared and paid in excess of the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, which means that a share distribution consisting of Liberty Capital Series A common stock may only be paid on Liberty Interactive common stock to the extent of the Interactive Group’s inter-group interest in the Capital Group;

• a share distribution consisting of Liberty Capital Series C common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Capital Series C common stock) to holders of Liberty Interactive Series A common stock, Liberty Interactive Series B common stock and Liberty Interactive Series C common stock, on an equal per share basis, provided that no such distribution will be declared and paid in excess of the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, which means that a share distribution consisting of Liberty Capital Series C common stock may only be paid on Liberty Interactive common stock to the extent of the Interactive Group’s inter-group interest in the Capital Group;

• a share distribution consisting of shares of Liberty Capital Series A common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Capital Series A common stock) to holders of Liberty Interactive Series A common stock, and shares of Liberty Capital Series B common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Capital Series B common stock) to holders of Liberty Interactive Series B common stock, and shares of Liberty Capital Series C common stock (or securities convertible into or exercisable or exchangeable for shares of Liberty Capital Series C common stock) to holders of Liberty Interactive Series C common stock, in each case, on an equal per share basis, provided that no such distribution will be declared and paid in excess of the Number of Shares Issuable with Respect to the Capital Group Inter-Group Interest, which means that a share distribution consisting of Liberty Capital Series A, Series B and Series C common stock may only be paid on Liberty Interactive common stock to the extent of the Interactive Group’s inter-group interest in the Capital Group; or

• a share distribution consisting of any class or series of New Liberty’s securities or the securities of any other person other than as described in the preceding bullet points, on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of each series of Liberty Interactive common stock, (ii) separate classes or series of securities, on an equal per share basis, to the holders of the respective series of Liberty Interactive common stock or (iii) a separate class or series of securities to the holders of one or more series of Liberty Interactive common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Interactive common stock, subject to certain conditions.

New Liberty will not subdivide, consolidate or reclassify any series of Liberty Interactive common stock without subdividing, consolidating or reclassifying each other outstanding series of Liberty Interactive common stock in the same proportion and the same manner.

Conversion and Exchange

Conversion at the Option of the Holder.   Each share of Series B common stock of a group will be convertible, at the option of the holder thereof, into one share of Series A common stock of the same group. Shares of Series A and Series C common stock of a group will not be convertible into shares of any other series.

Conversion of Liberty Interactive Common Stock at Liberty’s Option.   Following the first anniversary of the effective date of the restructuring (absent the earlier occurrence of a “tax event” (as defined below)), New Liberty’s board of directors may convert each share of Liberty Interactive Series A common stock into a number (or fraction) of shares of Liberty Capital Series A common stock, each share of Liberty Interactive Series B common stock into a number (or fraction) of shares of Liberty Capital Series B common stock and each share of Liberty Interactive Series C common stock into a number (or fraction) of shares of Liberty Capital Series C common stock, in each case based upon the ratio of the average market value of one share of Liberty Interactive Series A common stock (or another series of Liberty Interactive common stock subject to certain limitations) over a specified 60-trading day period to the average market value of one share of Liberty Capital Series A common stock (or another series of Liberty Capital common stock subject to certain limitations) over the same 60-trading day period. The average market value is determined based upon the average of the high and low reported sales prices regular way for shares of the applicable series of common stock on each trading day during the period or, absent reported sales, the average of the reported bid and ask prices regular way for the shares of the applicable series of common stock on each trading day during the period.

Prior to the first anniversary of the effective date of the restructuring, New Liberty’s board of directors may effect such a conversion only as a result of a “tax event.” A “tax event” occurs when, due to an amendment, clarification, change or proposed change in the tax laws, there is a risk that (i) any issuance of Liberty Interactive common stock or Liberty Capital common stock would be treated as a sale or other taxable disposition by us, (ii) the existence of the Liberty Interactive common stock or Liberty Capital common stock would subject us or our stockholders to imposition of tax or adverse tax consequences, or (iii) either Liberty Interactive common stock or Liberty Capital common stock is not or at any time in the future would not be treated solely as common stock of New Liberty for tax purposes.

The following illustration demonstrates the calculation of the number of shares issuable upon conversion of one share of Liberty Interactive Series A common stock into shares of Liberty Capital Series A common stock at our option, if:

• the average market value of one share of Liberty Capital Series A common stock as of the applicable determination date is $50; and

• the average market value of one share of Liberty Interactive Series A common stock as of the applicable determination date is $25.

In this case, each share of Liberty Interactive common stock would be converted into 0.5 of a share of the corresponding series of Liberty Capital common stock at the conversion ratio of: $25/$50 or 0.5 of a share.

These provisions allow New Liberty the flexibility to recapitalize the Liberty Interactive common stock into Liberty Capital common stock, thereby terminating the tracking stock structure. The optional conversion may be exercised, subject to the timing restrictions described above, if New Liberty’s board of directors determines that, under the facts and circumstances then existing, New Liberty’s existing tracking stock structure is no longer in the best interests of New Liberty’s stockholders, as a whole. An optional conversion could be effected at a time that is disadvantageous to the holders of the Liberty Interactive common stock or the Liberty Capital common stock. See “Risk Factors—Factors Relating to the Restructuring Proposals and Ownership of “Tracking Stock”—The adoption of a tracking stock capital structure could create conflicts of interest, and New Liberty’s board of directors may make decisions that could adversely affect only some holders of New Liberty’s common stock.”

Any such conversion would dilute possibly the interests of holders of Liberty Capital common stock and would preclude holders of Liberty Interactive common stock from retaining their interest in a security intended to reflect separately the business of the Interactive Group. See “Risk Factors—Risk Factors Relating to the Restructuring Proposals and ownership of “Tracking Stock”—Following the first anniversary of the restructuring (absent an earlier triggering event), New Liberty’s board of directors may in its sole discretion elect to convert Liberty Interactive common stock into Liberty Capital common stock, thereby changing the nature of your investment and possibly diluting your economic interest in New Liberty, which could result in a loss in value to you.”

No Conversion of Liberty Capital Common Stock at Liberty’s Option.   Shares of Liberty Capital common stock are not convertible into shares of Liberty Interactive common stock, other than as described under “—Mandatory Dividend, Redemption or Conversion on Disposition of All or Substantially All of the Assets of a Group—Capital Group Dispositions.”

Optional Redemption for Stock of a Subsidiary

Redemption of Liberty Capital Common Stock.   If at any time a Qualifying Subsidiary (as defined below) holds assets and liabilities attributed to the Capital Group and no other assets or liabilities, New Liberty may redeem outstanding shares of Liberty Capital common stock for shares of common stock of such Qualifying Subsidiary owned by New Liberty provided that New Liberty’s board of directors has determined that such redemption is expected to qualify for nonrecognition of gain or loss (in whole or in part) under Section 355(a) of the Internal Revenue Code to holders of Liberty Capital common stock.

“Qualifying Subsidiary” means one of New Liberty’s subsidiaries in which our direct or indirect ownership and voting interest is sufficient to satisfy the ownership and voting requirements for a distribution of New Liberty’s interest in that subsidiary to New Liberty’s stockholders in a transaction that qualifies for nonrecognition of gain or loss (in whole or in part) under Section 355(a) of the Internal Revenue Code. Under current law, New Liberty would need to hold at least 80% of the voting power of all classes of stock entitled to vote and 80% of the total number of shares of each class of non-voting stock of a subsidiary for it to qualify as a Qualifying Subsidiary.

The number of shares of Liberty Capital common stock to be redeemed will be determined by multiplying the number of outstanding shares of Liberty Capital common stock by the percentage of the fair market value of the Capital Group that is represented by the fair market value of New Liberty’s equity interest in the Qualifying Subsidiary, in each case, as determined by New Liberty’s board of directors. Redemptions will be made pro rata, and New Liberty will distribute all of the shares of the Qualifying Subsidiary owned by New Liberty in redemption of the shares of Liberty Capital common stock to be redeemed, unless at the time of the redemption (i) the Interactive Group has an inter-group interest in the Capital Group and (ii) the board of directors elects to cause the Interactive Group to participate in the redemption. If the board of directors makes this election, the Interactive Group will receive (or be attributed) a number of shares of the Qualifying Subsidiary owned by us based upon the Number of Shares Issuable With Respect to the Capital Group Inter-Group Interest at the record date for the redemption compared to the number of then-outstanding shares of Liberty Capital common stock, and the remaining shares of the Qualifying Subsidiary owned by New Liberty will be distributed in the redemption of outstanding shares of Liberty Capital common stock. In addition, if the board of directors makes this election, New Liberty may distribute the shares of the Qualifying Subsidiary received by or attributed to the Interactive Group to the holders of Liberty Interactive common stock. New Liberty also will reduce the Number of Shares Issuable With Respect to the Capital Group Inter-Group Interest as if the applicable portion of the notional shares reflecting such inter-group interest had been redeemed.

In effecting such a redemption the board of directors may either:

• redeem shares of each series of Liberty Capital common stock in exchange for shares of a single class or series of common stock of the Qualifying Subsidiary without distinction among the shares distributed to the holders of each series of Liberty Capital common stock;

• redeem shares of each series of Liberty Capital common stock in exchange for shares of separate classes or series of common stock of the Qualifying Subsidiary, on an equal per share basis; or

• redeem shares of one or more series of Liberty Capital common stock in exchange for shares of a separate class or series of common stock of the Qualifying Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Capital common stock in exchange for shares of a different class or series of common stock of the Qualifying Subsidiary.

Redemption of Liberty Interactive Common Stock.   If at any time a Qualifying Subsidiary holds assets and liabilities attributed to the Interactive Group and no other assets or liabilities, New Liberty may redeem outstanding shares of Liberty Interactive common stock for shares of common stock of such Qualifying Subsidiary owned by New Liberty provided that New Liberty’s board of directors has determined that such redemption is expected to qualify for nonrecognition of gain or loss (in whole or in part) under Section 355(a) of the Internal Revenue Code to holders of Liberty Interactive common stock. The number of shares of Liberty Interactive common stock to be redeemed will be determined by multiplying the number of outstanding shares of Liberty Interactive common stock by the percentage of the fair market value of the Interactive Group that is represented by the fair market value of New Liberty’s equity interest in the Qualifying Subsidiary, in each case, as determined by New Liberty’s board of directors. Redemptions will be made pro rata, and New Liberty will distribute all of the shares of the Qualifying Subsidiary owned by New Liberty in redemption of the shares of Liberty Interactive common stock to be redeemed, unless at the time of the redemption (i) the Capital Group has an inter-group interest in the Interactive Group and (ii) the board of directors elects to cause the Capital Group to participate in the redemption. If the board of directors makes this election, the Interactive Group will receive (or be attributed) a number of shares of the Qualifying Subsidiary owned by us based upon the Number of Shares Issuable With Respect to the Interactive Group Inter-Group Interest at the record date of the redemption compared to the number of then-outstanding shares of Liberty Interactive common stock, and the remaining shares of the Qualifying Subsidiary owned by us will be distributed in the redemption of outstanding shares of Liberty Interactive common stock. In addition, if the board of directors makes this election, New Liberty may distribute the shares of the Qualifying Subsidiary received by or attributed to the Capital Group to the holders of Liberty Capital common stock. New Liberty also will reduce the Number of Shares Issuable With Respect to the Interactive Group Inter-Group Interest as if the applicable portion of the notional shares reflecting such inter-group interest had been redeemed.

In effecting such a redemption the board of directors may either:

• redeem shares of each series of Liberty Interactive common stock in exchange for shares of a single class or series of common stock of the Qualifying Subsidiary without distinction among the shares distributed to the holders of each series of Liberty Interactive common stock;

• redeem shares of each series of Liberty Interactive common stock in exchange for shares of separate classes or series of common stock of the Qualifying Subsidiary, on an equal per share basis; or

• redeem shares of one or more series of Liberty Interactive common stock in exchange for shares of a separate class or series of common stock of the Qualifying Subsidiary and, on an equal per share basis, redeem shares of all other series of Liberty Interactive common stock in exchange for shares of a different class or series of common stock of the Qualifying Subsidiary.

Mandatory Dividend, Redemption or Conversion on Disposition of All or Substantially All of the Assets of a Group

Capital Group Dispositions.   If there is a Capital Group Disposition (as defined below) other than an Exempt Capital Group Disposition (as defined below), and subject to the discussion under “—Effect of Inter-Group Interest in Capital Group,” New Liberty would be required, on or prior to the 85th trading day after the consummation of such Capital Group Disposition (or, if New Liberty’s board of directors seeks the approval of holders of Liberty Capital common stock to classify such disposition as an Exempt Capital Group Disposition and such approval is not obtained, the 85th trading day following the day on which the vote was taken), to take one of the following four alternative actions:

• subject to the restrictions on the payment of dividends described above under “—Dividends”, declare and pay a dividend to holders of Liberty Capital common stock in any combination of cash, securities or other assets (other than shares of New Liberty common stock), with a fair value equal to the Capital Group Allocable Net Proceeds (as defined below) of such Capital Group Disposition as of the record date for determining the holders entitled to receive such dividend;

• provided that there are assets of New Liberty legally available, and the Capital Group Available Dividend Amount would have been sufficient to pay a dividend as detailed above, then:

• if such Capital Group Disposition involves all (not merely substantially all) of the assets of the Capital Group, redeem all outstanding shares of Liberty Capital common stock in exchange for cash, securities or other assets (other than shares of our common stock) with a fair value equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition, to be allocated among all outstanding shares of the Capital Group as of the redemption date; or

• if such Capital Group Disposition involves substantially all (but not all) of the properties and assets of the Capital Group, redeem a number of outstanding shares of Liberty Capital common stock with a fair value equal to the Capital Group Allocable Net Proceeds of such Capital Group Disposition in exchange for cash, securities or other property (other than shares of our common stock) with a fair value equal to such Capital Group Allocable Net Proceeds, being allocated to the shares of Liberty Capital common stock to be redeemed on a pro rata basis; or

• convert each outstanding share of Liberty Capital Series A common stock into a number (or fraction) of shares of Liberty Interactive Series A common stock, each outstanding share of Liberty Capital Series B common stock into a number (or fraction) of shares of Liberty Interactive Series B common stock and each outstanding share of Liberty Capital Series C common stock into a number (or fraction) of shares of Liberty Interactive Series C common stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (i) the average market value of one share of Liberty Capital Series A common stock (or another series of Liberty Capital common stock subject to certain limitations) over a specified 16-trading day period to (ii) the average market value of one share of Liberty Interactive Series A common stock (or another series of Liberty Interactive common stock subject to certain limitations) over the same period; or

• combine the conversion of a portion of the outstanding shares of Liberty Capital common stock, as contemplated above, with payment of a dividend on, or the redemption of, shares of Liberty Capital common stock, subject to certain limitations; in such a case, we will convert the relevant shares at the rate discussed in the bullet point above, and either pay a dividend to holders of the remaining shares of Liberty Capital common stock or redeem all or a portion of the remaining shares of Liberty Capital common stock (in exchange for a pro rata share of the Capital Group Allocable Net Proceeds) in the manner described above.

“Capital Group Disposition” means the disposition, in one transaction or a series of related transactions, by New Liberty or its subsidiaries of all or substantially all of the assets of the Capital Group to one or more entities. As of any date, “substantially all of the assets of the Capital Group” means a portion of such assets that represent at least 80% of the then fair market value (as determined by the board of directors) of the assets of the Capital Group as of such date.

“Exempt Capital Group Disposition” means any of the following: (i) the disposition of all or substantially all of New Liberty’s assets in one transaction or a series of related transactions in connection with New Liberty’s liquidation, dissolution or winding up, (ii) a dividend, other distribution or redemption in accordance with the provisions of New Liberty’s amended charter, (iii) a Capital Group Disposition to any person or entity that New Liberty, directly or indirectly, after giving effect to the disposition, control, (iv) a Capital Group Disposition in connection with a Capital Group Related Business Transaction, or (v) a Capital Group Disposition as to which the board seeks and obtains the approval of the holders of Liberty Capital Series A common stock and holders of Liberty Capital Series B common stock, voting together as a separate class, to classify such Capital Group Disposition as an Exempt Capital Group Disposition by a majority of votes cast by the holders of that stock entitled to vote thereon and present in person or by proxy at the meeting at which such vote is taken.

“Capital Group Related Business Transaction” means any disposition of all or substantially all of the assets of the Capital Group in which New Liberty receives as proceeds primarily equity securities of the purchaser of those assets, any entity which succeeds to those assets or a third party issuer, if a significant portion of the business or businesses in which the purchaser, successor or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses conducted by the Capital Group prior to such disposition, as determined in good faith by New Liberty’s board of directors.

“Capital Group Net Proceeds” means generally, as of any date, with respect to any Capital Group Disposition, an amount, if any, equal to what remains of the gross proceeds of such disposition to New Liberty after any payment of, or reasonable provision for, taxes, transaction costs (including, without limitation, any legal, investment banking and accounting fees and expenses) and any liabilities and other obligations (contingent or otherwise) incurred in connection with the disposition. To the extent the proceeds of any Capital Group Disposition include any securities or other assets other than cash, New Liberty’s board of directors will determine the value of such securities or assets, including for the purpose of determining the equivalent value thereof if New Liberty’s board of directors determines to pay a dividend or redemption price in cash, securities or other assets.

“Capital Group Allocable Net Proceeds” means, as of any date, with respect to any Capital Group Disposition, the Capital Group Net Proceeds of such Capital Group Disposition, unless at the time of such Capital Group Disposition the Interactive Group has an inter-group interest in the Capital Group, in which case, Capital Group Allocable Net Proceeds means the Capital Group Net Proceeds as the same will be proportionately reduced to reflect the Number of Shares Issuable With Respect to the Capital Group Inter-Group Interest compared to the number of then-outstanding shares of Liberty Capital common stock.

New Liberty may elect to pay the dividend or redemption price referred to above either in the same form as the proceeds of the disposition were received or in any other combination of cash, securities or other assets that New Liberty’s board of directors determines will have an aggregate fair value on a fully distributed basis, of not less than the amount allocated to such dividend or redemption.

If the redemption price is paid in the form of securities of an issuer other than New Liberty, New Liberty’s board of directors may determine to pay the redemption price in the form of (i) identical securities, on an equal per share basis, to holders of each series of Liberty Capital common stock, (ii) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Capital common stock, subject to certain limitations, and (iii) a separate class or series to holders of one or more series of Liberty Capital common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Capital common stock, subject to certain limitations.

The exceptions to the foregoing requirements, among other things, would enable New Liberty to enter into transactions in which the properties or assets of the Capital Group may be considered to be “disposed of” in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the Capital Group “disposed of” while maintaining the capital structure and delineation of business groups contemplated by the restructuring proposals.

The option to convert the Liberty Capital common stock into Liberty Interactive common stock in the event of a Capital Group Disposition provides New Liberty with additional flexibility by allowing New Liberty to deliver consideration in the form of shares of Liberty Interactive common stock rather than cash, securities or other properties. This alternative could be used, for example, in circumstances when New Liberty did not have sufficient legally available assets under Delaware law to pay the full amount of an otherwise required dividend or redemption or when New Liberty desired to retain such proceeds.

If New Liberty does not have the legal capacity under Delaware law or its amended charter to pay a dividend or redeem shares with the full amount of the Capital Group Allocable Net Proceeds, New Liberty’s board of directors has the right to pay out as much as New Liberty is able to pay and deposit the balance in an escrow or other account for further application as soon as New Liberty is able to do so under Delaware law and its amended charter.

Effect of Inter-Group Interest in Capital Group.   If at the time of a Capital Group Disposition, the Interactive Group holds an inter-group interest in the Capital Group and a dividend or distribution is effected as a result of the Capital Group Disposition, the board of directors will cause the Interactive Group to participate (or be deemed to participate) in the dividend or distribution, in the manner described under “—Dividends—Inter-Group Dividend Amounts” above.

If at the time of a Capital Group Disposition, the Interactive Group holds an inter-group interest in the Capital Group and a redemption of Liberty Capital common stock is effected as a result of the Capital Group Disposition, the board of directors may cause the Interactive Group to participate in the redemption, in which case the Interactive Group will receive (or be attributed), concurrently with the redemption of outstanding shares of Liberty Capital common stock, a portion of the Capital Group Net Proceeds based upon the Number of Shares Issuable With Respect to the Capital Group Inter-Group Interest at the record date for the redemption of outstanding shares of Liberty Capital common stock compared to the number of then-outstanding shares of Liberty Capital common stock. If the board of directors makes this election, New Liberty may distribute the redemption consideration received by the Interactive Group to the holders of Liberty Interactive common stock. New Liberty also will reduce the Number of Shares Issuable With Respect to the Capital Group Inter-Group Interest as if the applicable portion of the notional shares reflecting such inter-group interest had been redeemed.

Interactive Group Dispositions.   If there is an Interactive Group Disposition (as defined below) other than an Exempt Interactive Group Disposition (as defined below), and subject to the discussion under “—Effect of Inter-Group Interest in Interactive Group,” New Liberty would be required, on or prior to the 85th trading day after the consummation of such Interactive Group Disposition (or, if New Liberty’s board of directors seeks the approval of holders of Liberty Interactive common stock to classify such disposition as an Exempt Interactive Group Disposition and such approval is not obtained, the 85th trading day following the day on which the vote was taken), to take one of the following four alternative actions:

• subject to the restrictions on the payment of dividends described above under “—Dividends”, declare and pay a dividend to holders of Liberty Interactive common stock in any combination of cash, securities or other assets (other than shares of New Liberty’s common stock), with a fair value equal to the Interactive Group Allocable Net Proceeds (as defined below) of such Interactive Group Disposition as of the record date for determining the holders entitled to receive such dividend;

• provided that there are assets of New Liberty legally available, and the Interactive Group Available Dividend Amount would have been sufficient to pay a dividend as detailed above, then:

• if such Interactive Group Disposition involves all (not merely substantially all) of the assets of the Interactive Group, redeem all outstanding shares of Liberty Interactive common stock in exchange for cash, securities or other assets (other than shares of our common stock) with a fair value equal to the Interactive Group Allocable Net Proceeds of such Interactive Group Disposition, to be allocated among all outstanding shares of the Interactive Group as of the redemption date; or

• if such Interactive Group Disposition involves substantially all (but not all) of the properties and assets of the Interactive Group, redeem a number of outstanding shares of Liberty Interactive common stock with a fair value equal to the Interactive Group Allocable Net Proceeds of such Interactive Group Disposition in exchange for cash, securities or other property (other than shares of our common stock) with a fair value equal to such Interactive Group Allocable Net Proceeds to be redeemed on a pro rata basis, being allocated to the shares of Liberty Interactive common stock; or

• convert each outstanding share of Liberty Interactive Series A common stock into a number (or fraction) of shares of Liberty Capital Series A common stock, each outstanding share of Liberty Interactive Series B common stock into a number (or fraction) of shares of

Liberty Capital Series B common stock and each outstanding share of Liberty Interactive Series C common stock into a number (or fraction) of shares of Liberty Capital Series C common stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of (i) the average market value of one share of Liberty Interactive Series A common stock (or another series of Liberty Interactive common stock subject to certain limitations) over a specified 16-trading day period to (ii) the average market value of one share of Liberty Capital Series A common stock (or another series of Liberty Capital common stock subject to certain limitations) over the same period; or

• combine the conversion of a portion of the outstanding shares of Liberty Interactive common stock, as contemplated above, with payment of a dividend on, or the redemption of, shares of Liberty Interactive common stock, subject to certain limitations; in such a case, we will convert the relevant shares at the rate discussed in the bullet point above, and either pay a dividend to holders of the remaining shares of Liberty Interactive common stock or redeem all or a portion of the remaining shares of Liberty Interactive common stock (in exchange for a pro rata share of the Interactive Group Allocable Net Proceeds) in the manner described above.

“Interactive Group Disposition” means the disposition, in one transaction or a series of related transactions, by New Liberty or its subsidiaries of all or substantially all of the assets of the Interactive Group to one or more entities. As of any date, “substantially all of the assets of the Interactive Group” means a portion of such assets that represent at least 80% of the then fair market value (as determined by the board of directors) of the assets of the Interactive Group as of such date.

“Exempt Interactive Group Disposition” means any of the following: (i) the disposition of all or substantially all of New Liberty’s assets in one transaction or a series of related transactions in connection with New Liberty’s liquidation, dissolution or winding up, (ii) a dividend, other distribution or redemption in accordance with the provisions of New Liberty’s amended charter, (iii) an Interactive Group Disposition to any person or entity that New Liberty, directly or indirectly, after giving effect to the disposition, controls, (iv) an Interactive Group Disposition in connection with an Interactive Group Related Business Transaction, or (v) an Interactive Group Disposition as to which the board seeks and obtains the approval of the holders of Liberty Interactive Series A common stock and holders of Liberty Interactive Series B common stock, voting together as a separate class, to classify such Interactive Group Disposition as an Exempt Interactive Group Disposition by a majority of votes cast by the holders of that stock entitled to vote thereon and present in person or by proxy at the meeting at which such vote is taken.

“Interactive Group Related Business Transaction” means any disposition of all or substantially all of the assets of the Interactive Group in which New Liberty receives as proceeds primarily equity securities of the purchaser of those assets, any entity which succeeds to those assets or a third party issuer, if a significant portion of the business or businesses in which the purchaser, successor or third party issuer is engaged or proposes to engage consists of one or more businesses similar or complementary to the businesses conducted by the Interactive Group prior to such disposition, as determined in good faith by New Liberty’s board of directors.

“Interactive Group Net Proceeds” means generally, as of any date, with respect to any Interactive Group Disposition, an amount, if any, equal to what remains of the gross proceeds of such disposition to New Liberty after any payment of, or reasonable provision for, taxes, transaction costs (including, without limitation, any legal, investment banking and accounting fees and expenses) and any liabilities and other obligations (contingent or otherwise) incurred in connection with the disposition. To the extent the proceeds of any Interactive Group Disposition include any securities or other assets other than cash, New Liberty’s board of directors will determine the value of such securities or assets, including for the purpose of determining the equivalent value thereof if New Liberty’s board of directors determines to pay a dividend or redemption price in cash, securities or other assets.

“Interactive Group Allocable Net Proceeds” means, as of any date, with respect to any Interactive Group Disposition, the Interactive Group Net Proceeds of such Interactive Group Disposition, unless at the time of such Interactive Group Disposition, Capital Group has an inter-group interest in the Interactive Group in which case, Interactive Group Allocable Net Proceeds means the Interactive Group Net Proceeds as the same will be proportionately reduced to reflect the Number of Shares Issuable With Respect to the Interactive Group Inter-Group Interest compared to the number of then-outstanding shares of Liberty Interactive common stock.

New Liberty may elect to pay the dividend or redemption price referred to above either in the same form as the proceeds of the disposition were received or in any other combination of cash, securities or other assets that New Liberty’s board of directors determines will have an aggregate fair value on a fully distributed basis, of not less than the amount allocated to such dividend or redemption.

If the redemption price is paid in the form of securities of an issuer other than New Liberty, New Liberty’s board of directors may determine to pay the redemption price in the form of (i) identical securities, on an equal per share basis, to holders of each series of Liberty Interactive common stock, (ii) separate classes or series of securities, on an equal per share basis, to the holders of each series of Liberty Interactive common stock, subject to certain limitations, and (iii) a separate class or series to holders of one or more series of Liberty Interactive common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Liberty Interactive common stock, subject to certain limitations.

The exceptions to the foregoing requirements, among other things, would enable New Liberty to enter into transactions in which the properties or assets of the Interactive Group may be considered to be “disposed of” in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the Interactive Group “disposed of” while maintaining the capital structure and delineation of business groups contemplated by the restructuring proposals.

The option to convert the Liberty Interactive common stock into Liberty Capital common stock in the event of an Interactive Group Disposition provides New Liberty with additional flexibility by allowing New Liberty to deliver consideration in the form of shares of Liberty Capital common stock rather than cash, securities or other properties. This alternative could be used, for example, in circumstances when New Liberty did not have sufficient legally available assets under Delaware law to pay the full amount of an otherwise required dividend or redemption or when New Liberty desired to retain such proceeds.

If New Liberty does not have the legal capacity under Delaware law or New Liberty’s amended charter to pay a dividend or redeem shares with the full amount of the Interactive Group Allocable Net Proceeds, New Liberty’s board of directors has the right to pay out as much as New Liberty is able to pay and deposit the balance in an escrow or other account for further application as soon as New Liberty is able to do so under Delaware law and New Liberty’s amended charter.

Effect of Inter-Group Interest in Interactive Group.   If at the time of an Interactive Group Disposition, the Capital Group holds an inter-group interest in the Interactive Group and a dividend or distribution is effected as a result of the Interactive Group Disposition, the board of directors will cause the Capital Group to participate in the dividend or distribution, in the manner described under “—Dividends—Inter-Group Dividend Amounts” above.

If at the time of an Interactive Group Disposition, the Capital Group holds an inter-group interest in the Interactive Group and a redemption of Liberty Interactive common stock is effected as a result of the Interactive Group Disposition, the board of directors may cause the Capital Group to participate in the redemption, in which case the Capital Group will receive (or be attributed), concurrently with the redemption of outstanding shares of Liberty Interactive common stock, a portion of the Interactive Group Net Proceeds based upon the Number of Shares Issuable With Respect to the Interactive Group Inter-Group Interest at the record date for the redemption of outstanding shares of Liberty Interactive common stock compared to the number of then-outstanding shares of Liberty Interactive common stock. If the board of directors makes this election, New Liberty may distribute the redemption consideration received by the Capital Group to the holders of Liberty Capital common stock. New Liberty also will reduce the Number of Shares Issuable With Respect to the Interactive Group Inter-Group Interest as if the applicable portion of the notional shares reflecting such inter-group interest had been redeemed.

General Dividend, Redemption and Conversion Provisions

Public Announcements.   New Liberty is required to provide certain notices to holders of Liberty Capital common stock and holders of Liberty Interactive common stock in connection with the dividend, redemption and conversion provisions of New Liberty’s amended charter. All public announcements required by New Liberty’s amended charter will include such further statements, and New Liberty reserves the right to make such further public announcements, as may be required by law or the rules of the principal national securities exchange on which the applicable series of its common stock is listed or as New Liberty’s board of directors may, in its discretion, deem appropriate. Any notice sent to a registered holder of any series of New Liberty’s common stock will be sent by first-class mail, postage prepaid to such holder’s address as the same appears on New Liberty’s transfer books.

Neither the failure to mail any required notice to any particular holder of any series of New Liberty’s common stock nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of any series of New Liberty’s common stock, or the validity of any action taken pursuant to New Liberty’s amended charter.

No Adjustments.   No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of any series of New Liberty’s common stock, provided that, except as explicitly otherwise contemplated by New Liberty’s amended charter, if the conversion date or the redemption date with respect to any shares of our common stock will be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, but prior to the payment of such dividend or distribution, the holders of record of such shares of New Liberty’s common stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the prior conversion or redemption of such shares.

Surrender of Shares.   Before any holder of shares of New Liberty’s common stock becomes entitled to receive certificates representing shares of any kind of capital stock or cash, securities (other than capital stock) or other assets to be received by such holder with respect to such shares upon any conversion of such shares at New Liberty’s option or in connection with a mandatory dividend, redemption or conversion in case of a Capital Group Disposition or an Interactive Group Disposition, as applicable, such holder will surrender, at a place to be specified by New Liberty, such shares, properly endorsed or assigned for transfer (unless New Liberty waives such requirement). New Liberty will as soon as practicable after such surrender of certificates representing such shares, deliver, or cause to be delivered, at the office of the transfer agent for the shares or other securities to be delivered, to the holder for whose account such shares were so surrendered, or to the nominee or nominees of such holder, certificates representing the number of whole shares of the kind of capital stock or cash, securities (other than capital stock) or other assets to which such person will be entitled, together with any payment for fractional securities. If less than all of the shares represented by any one certificate are to be redeemed or converted, New Liberty will issue and deliver a new certificate for the shares represented thereby and not redeemed or converted. New Liberty will not be required to register a transfer of (i) any shares of New Liberty’s common stock for the period preceding any selection of shares to be redeemed or converted set forth in the applicable public announcement or notice or (ii) any shares of New Liberty’s common stock selected for redemption or conversion. Shares selected for redemption may not thereafter be converted at the option of the holder.

From and after any applicable conversion date or redemption date, all rights of a holder of shares of New Liberty common stock that were converted or redeemed on such conversion date or redemption date, as applicable, will cease except for the right, upon surrender of the certificates representing such shares, to receive certificates representing shares of the kind and amount of capital stock or cash, securities (other than capital stock) or other assets for which such shares were converted or redeemed, as applicable, together with any payment for fractional securities and such holder will have no other or further rights in respect of the shares of New Liberty common stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other assets which are reserved or otherwise designated by New Liberty as being held for the satisfaction of its obligations to pay or deliver any cash, securities or other assets upon the conversion, exercise or exchange of any convertible securities outstanding as of the date of such conversion or redemption. No holder of a certificate that immediately prior to the applicable conversion date or redemption date represented shares of New Liberty common stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which such shares of New Liberty common stock were converted or redeemed until surrender of such holder’s certificate for a certificate representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, New Liberty will, however, be entitled to treat certificates representing shares of New Liberty common stock that have not yet been surrendered for such conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of New Liberty common stock represented by such certificates will have been converted or redeemed at our option or in connection with the holding by a Qualifying Subsidiary of assets and liabilities of either group or a Capital Group Disposition or an Interactive Group Disposition, notwithstanding the failure of the holder thereof to surrender such certificates.

No Fractional Shares.   New Liberty will not be required to issue or deliver fractional shares of any class or series of capital stock or any other securities in a smaller than authorized denomination to any holder of our common stock upon any conversion, redemption, dividend or other distribution. In connection with the determination of the number of shares of any class or series of capital stock that will be issuable or the amount of securities that will be deliverable to any holder of record of New Liberty common stock upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), New Liberty may aggregate the shares of New Liberty common stock held at the relevant time by such holder of record. If the aggregate number of shares of capital stock or other securities to be issued or delivered to any holder of New Liberty common stock includes a fraction of the minimum authorized denomination, New Liberty will pay a cash adjustment in respect of such fraction in an amount equal to the value of such fraction as of the trading day specified by New Liberty’s board of directors for such purpose (without interest). For purposes of the preceding sentence, “such value” of any fraction will equal the product of such fraction and the fair value of one such share or the minimum authorized denomination of such other security as of such specified trading day.

Liquidation and Dissolution

In the event of the liquidation, dissolution or winding up, whether voluntary or involuntary, of New Liberty, after payment or provision for payment of New Liberty’s debts and liabilities and subject to the prior payment in full of the preferential amounts to which any series of preferred stock is entitled, the holders of shares of Liberty Capital common stock and the holders of shares of Liberty Interactive common stock will be entitled to receive in respect of shares of Liberty Capital common stock and Liberty Interactive common stock their proportionate interests in New Liberty’s assets remaining for distribution to holders of New Liberty common stock (regardless of the group to which such assets are then attributed) in proportion to the respective number of liquidation units per share of Liberty Capital common stock and Liberty Interactive common stock. Neither New Liberty’s consolidation or merger with or into any other person nor the sale, transfer or lease of all or substantially all of our assets will itself be deemed to be a liquidation, dissolution or winding up.

The liquidation units per share of each series of common stock will be as follows:

• each share of Liberty Capital common stock will have one liquidation unit; and

• each share of Liberty Interactive common stock will have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest five decimal places) of the daily volume weighted average prices of one share of Liberty Interactive Series A common stock over the first 20 trading days on which the Liberty Interactive Series A common stock trades in the regular way market, divided by the daily volume weighted average prices of one share of Liberty Capital Series A common stock over the first 20 trading days on which the Liberty Capital Series A common stock trades in the regular way market.

If New Liberty in any manner subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split, reclassification or otherwise) the outstanding shares of Liberty Capital common stock or Liberty Interactive common stock, or declares and pays a distribution in shares of Liberty Capital common stock or Liberty Interactive common stock, the per share liquidation units of the Liberty Capital common stock or Liberty Interactive common stock, as applicable, specified above, as adjusted from time to time, will be appropriately adjusted as determined by New Liberty’s board of directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of Liberty Capital common stock and Liberty Interactive common stock.

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement on Form 8-A (in addition to Annex A attached hereto):

1.                                       Restated Certificate of Incorporation of Registrant*

2.                                       Bylaws of Registrant*

3.                                       Specimen certificate for shares of the Registrant’s Series A Liberty Interactive common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to the S-4 Registration Statement).

4.                                       Specimen certificate for shares of the Registrant’s Series B Liberty Interactive common stock, par value $.01 per share (incorporated by reference to Exhibit 4.2 to the S-4 Registration Statement).

5.                                       Specimen certificate for shares of the Registrant’s Series A Liberty Capital common stock, par value $.01 per share (incorporated by reference to Exhibit 4.3 to the S-4 Registration Statement).

6.                                       Specimen certificate for shares of the Registrant’s Series B Liberty Capital common stock, par value $.01 per share (incorporated by reference to Exhibit 4.4 to the S-4 Registration Statement).

* Filed herewith.